EXHIBIT 4.1


                            TRITON ENERGY CORPORATION

                         [Title of Series of Securities]

No.  ____                                               $___________

     [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS REGISTERED GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

          TRITON ENERGY CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), for value received, hereby promises to pay to _____________, or registered assigns, the principal sum of _____________ at the office or agency of the Company referred to below, on ___________, and to pay interest, semi-annually on _________ and _________, of each year, on said principal sum at said office or agency, at the rate of ____% per annum, from the ___________ or ___________, as the case may be, next preceding the date of this Security to which interest has been paid, unless the date hereof is the date to which interest has been paid, in which case from the date of this Security, or unless no interest has been paid on the Securities, in which case from _________, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after the ____ day of the calendar month preceding any __________ or __________, as the case may be, and prior to such __________ or __________, this Security shall bear interest from such __________ or __________; provided, however, that if and to the extent that the Companies shall default in the payment of interest due on such __________ or __________, then this Security shall bear interest from the next preceding __________ or __________ to which interest has been paid, or, if no interest has been paid on the Securities, from ____________. The interest so payable on any _________ or __________ will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the ____ day of the calendar month preceding such _________ or
__________.

          Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          The Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf by the signature of its _______________ and by signature of its _______________ and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:  _______________
TRUSTEE'S CERTIFICATE OF             [SEAL]    TRITON ENERGY CORPORATION
AUTHENTICATION
This is one of the Securities of
the series designated
herein referred to in the within               By:_______________________
mentioned Indenture.
____________, as Trustee                       By:_______________________


By:_____________________________
         Authorized Officer

                            TRITON ENERGY CORPORATION

                         [Title of Series of Securities]


          This Security is one of a duly authorized issue of Securities of the Company, designated as its ____________________ (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) to the aggregate principal amount of $_____________, all issued or to be issued under and pursuant to an Indenture, dated as of ___________ (herein called the "Indenture"), duly executed and delivered by the Company and __________, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are issuable in registered form only, without coupons, in denominations of $______ and integral multiples thereof.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof and interest hereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities at any time by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Securities. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the outstanding Securities, on behalf of the holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the holder of this Security shall be conclusive and binding upon such holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

          Subject to the terms of the Indenture, the Company may elect
[either (i)] to defease and be discharged from any and all obligations with respect to the Securities [or (ii) to be released from their obligations with respect to certain covenants applicable to the Securities], upon compliance by the Companies with certain conditions set forth therein, which provisions apply to this Security.

          [Discussion of provisions relating to redemption, if applicable.]

          [Discussion of provisions relating to subordination, if applicable.]

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Companies, which are absolute and unconditional, to pay the principal of and interest on this Security at the place, at the respective times, at the rate and in the coin or currency prescribed herein.

          Upon the presentment for registration of transfer of this Security at the office or agency of the Company at ____________________, a new Security or Securities of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

          Prior to due presentment for registration of transfer of this Security, the Company, the Trustee or any Security registrar, co-registrar, paying agent or authenticating agent, may deem and treat the registered holder hereof as the absolute owner of this Security, for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and the Company or the Trustee or any Security registrar, co-registrar, paying agent or authenticating agent shall not be affected by any notice to the contrary.

                       Guarantee of Triton Energy Limited

          For value received, Triton Energy Limited, a company duly organized and existing under the laws of the Cayman Islands (herein called the "Guarantor", which term includes any successor corporation under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby unconditionally guarantees to the holder of the Security upon which this Guarantee is endorsed the due and prompt payment of the principal of (and premium, if any) and interest on such Security when and as the same shall become due and payable, whether at its stated maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of the Company punctually to make any such principal, premium or interest payment, the Guarantor hereby agrees to cause any such payment to be made promptly when and as the same shall become due and payable, whether at its stated maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

          The Guarantor hereby further agrees that any amounts to be paid by the Guarantor under this Guarantee shall be paid without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges whatsoever imposed by or for the account of the Cayman Islands or any political subdivision or taxing authority thereof or therein, or if deduction or withholding of any such taxes, levies, imposts or charges shall at any time be required by the Cayman Islands or any such subdivision or authority, the Guarantor will (subject to compliance by the holder of such Security with any relevant administrative requirements) pay such additional amount in respect of principal (and premium, if any) and interest as may be necessary in order that the net amounts paid to such holder or the Trustee under such Indenture, as the case may be, pursuant to this Guarantee, after such deduction or withholding, shall equal the respective amounts of principal (and premium, if any) and interest as specified in such Security to which such holder or the Trustee is entitled; provided, however that the foregoing shall not apply to any such tax, levy, impost or charge which would not be payable or due but for the fact that (i) the holder of such Security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Cayman Islands or such political subdivision or otherwise having some connection with the Cayman Islands other than the holding or ownership of such Security or the collection of principal of (and premium, if any) or interest on such Security or the enforcement of such Security or this Guarantee or (ii) where presentation is required, such Security was presented more than 30 days after the date such payment became due or was provided for, whichever is later.

          The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the holder of such Security or such Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor, provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security or the interest rate thereon or increase any premium payable upon redemption thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of (and premium, if any) and interest on such Security.

          The Guarantor shall be subrogated to all rights of the holder of such Security against the Company in respect of any amounts paid to such holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Securities of the same series issued under such Indenture shall have been paid in full.

          No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of (and premium, if any) and interest on the Security upon which this Guarantee is endorsed at the times, place and rate, and in the cash or currency prescribed therein.

          This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture.

          All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

          [Discussion of provisions relating to subordination, if applicable.]

          IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be signed in facsimile by a person duly authorized in that behalf.



                                         TRITON ENERGY LIMITED



                                         _________________________________
                                         Authorized Signatory

Dated the date on the face hereof.